EXHIBIT 4.1

STATE OF NORTH CAROLINA
                                        CCB FINANCIAL CORPORATION
                                          RETIREMENT SAVINGS PLAN
COUNTY OF DURHAM
                                                 FOURTH AMENDMENT

      THIS  AGREEMENT is made and entered into by  CCB  Financial
Corporation, a corporation duly organized and existing under the laws of the State of North Carolina.

                          WITNESSETH:

      CCB  Financial  Corporation agrees that the  CCB  Financial
Corporation Retirement Savings Plan be hereby further amended, effective May 19, 1995, as follows:

          1.     Delete  Section  1.21  INDIVIDUAL  ACCOUNT   and
          substitute in lieu thereof a new Section which shall read as follows:

                     Section 1.21  INDIVIDUAL ACCOUNT - The words
          "Individual Account" shall mean the account records maintained for each Participant pursuant to Articles IV, V, and XI, and consisting of the following subaccounts:

                    a. Voluntary Account - The detailed records kept of amounts, including the voluntary contributions made by each Participant, basic contributions made prior to January 1, 1985 in accordance with the terms of the Plan in effect then, and the Employee Voluntary Account balances transferred to this Plan from the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan on or about July 1, 1995, and Fund earnings or losses credited or charged to each Participant on these amounts in accordance with the terms of the Plan.

                     b.   Matching Account - The detailed records
               kept of amounts, including matching contributions and profit sharing contributions made prior to October 1, 1993, and Fund earnings or losses credited or charged to each Participant on these amounts in accordance with the terms of the Plan. Prior to October 1, 1993, this Account was known as the "CCBF Contributions Account".

                     c.    Tax  Deferred Account -  The  detailed
               records kept of amounts, including tax deferred contributions made on behalf of each Participant and the Employee Savings Account and the Elective Account balances transferred to this Plan from the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan on or about July 1, 1995, and Fund earnings or losses attributable to such contributions and transferred amounts credited or charged to each Participant on these amounts in accordance with the terms of the Plan.

                     d.   Rollover Account - The detailed records
               kept of amounts, including rollover contributions made by a Participant or on his behalf in accordance with Article XI, the Employee Rollover Account, the Deferred Account and the Deferred Account Pre-1989 balances transferred to this Plan from the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan on or about July 1, 1995, the account balances (if any) attributable to elective deferrals under Code
               Section 401(k) in the Omni Capital Group, Inc. Employee Stock Ownership Plan transferred to this Plan as part of the termination of said Employee Stock Ownership Plan and the Fund earnings or losses credited or charged to each Participant on these amounts in accordance with the terms of the Plan.

                     e.    Profit Sharing Account - The  detailed
               records kept of amounts, including profit sharing contributions made on or after October 1, 1993 and the account balances transferred to this Plan from the CCB Financial Corporation Employee Stock Ownership Plan on October 1, 1993 and Fund earnings or losses credited or charged to each Participant on these amounts in accordance with the terms of the Plan.

                     f.    Merged  Plan Account  -  The  detailed
               records kept of amounts, including the Employer Matching and Employer Incentive Profit Sharing Accounts transferred to this Plan from the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan on or about July 1, 1995 and Fund earnings or losses credited or charged to each Participant on these amounts in accordance with the terms of the Plan. This Account is divided into three subaccounts:
               Subaccount #1 , Subaccount #2, and Subaccount #3.

                          Subaccount #1 holds all of the Employer
               Matching and Employer Incentive Profit Sharing Accounts that were 100% vested and were transferred to this Plan from the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan on or about July 1, 1995 and fund earnings or losses credited or charged to each Participant on these amounts in accordance with the terms of the Plan.

                          Subaccount #2 holds all of the Employer
               Matching Accounts that were less than 100% vested and were transferred to this Plan from the
               Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan on or about July 1, 1995 and fund earnings or losses credited or charged to each Participant on these amounts in accordance with the terms of the Plan.

                          Subaccount #3 holds all of the Employer
               Incentive Profit Sharing Accounts that were less than 100% vested and were transferred to this Plan from the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan on or about July 1, 1995 and fund earnings or losses credited or charged to each Participant on these amounts in accordance with the terms of the Plan.

          2.    Delete the first three paragraphs of Section 4.04
          WITHDRAWALS of the Third Amendment and substitute in lieu thereof the following three paragraphs:

                     Section  4.04   WITHDRAWALS - A  Participant
          may, by making written application to the Committee at least fifteen days prior to a Valuation Date, request permission to withdraw his Tax Deferred Account, Rollover Account, and the vested portion of his Merged Plan Account, his Matching Account and his Profit Sharing Account as of said Valuation Date.

                The Committee shall permit such withdrawal of the entire Tax Deferred Account, the entire Rollover
          Account and the vested portion of the Participant's Merged Plan Account, his Matching Account and his Profit Sharing Account if the Participant is age 59 1/2 or older.

                The Committee shall permit withdrawal (under the rules set forth below) of the entire Tax Deferred Account available for withdrawal, the entire Rollover Account, the vested portion of the Merged Plan Account, the vested portion of the Matching Account, and the vested portion of the Profit Sharing Account if the
          Participant can demonstrate financial hardship to the satisfaction of the Committee even though the Participant has not attained age 59 1/2. Such permission shall be given only if, under uniform rules and regulations, the Committee determines that the purpose of the withdrawal is to meet immediate and heavy financial needs of the Participant, the amount of the withdrawal does not exceed such financial need, the amount of the withdrawal is not reasonably available from the resources of the Participant, and the amount to be withdrawn is to be used to meet an unusual or special situation in the Participant's financial affairs. Such unusual or special situations shall be limited to the post-secondary school educational expenses for the Participant, his spouse, children, or dependents, the purchase of the principal residence of the Participant, medical expenses which are not covered by insurance of the Participant, his spouse, or dependents, threatened eviction from or foreclosure on the mortgage on the Participant's principal residence, and funeral expenses of a family member; provided, that such permission shall be applied uniformly to all Participants in like circumstances.

          3.    Delete  paragraph d. of Section 6.08  TERMINATION
          BENEFIT of the Third Amendment and substitute in lieu thereof the following:

                     d.    The vested portion of his Merged  Plan
               Account balance as it exists on the Valuation Date coinciding with or next following the date on which his employment with the Employer terminated. The Merged Account consists of Subaccounts #1, #2, and #3. Subaccount #1 of the Merged Account is always 100% vested. Subaccounts #2 and #3 are subject to the vesting schedules applicable to these Accounts under the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan on May 18, 1995.

          4.   Delete Section 11.07 ADMINISTRATION OF MERGED PLAN
          ACCOUNT of the Third Amendment and substitute in lieu thereof the following:

                     Section 11.07 ADMINISTRATION OF MERGED  PLAN
          ACCOUNT - In connection with the merger of the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan into this Plan on or about July 1, 1995, the Committee shall establish and maintain a separate account (which shall be called a "Merged Plan Account") in the name of each Participant whose Employer Matching Account and/or Employer
          Incentive Profit Sharing Account from the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan was transferred to the Plan. The Merged Plan Account will be divided into three subaccounts:
          Subaccount #1, Subaccount #2, and Subaccount #3. Said Employer Matching Account balances and Employer Incentive Profit Sharing Account balances that were transferred to the Plan on behalf of a Participant shall be credited to the Participant's appropriate subaccount within the Participant's Merged Plan Account as follows:

                          Subaccount #1 holds all of the Employer
               Matching and Employer Incentive Profit Sharing Account balances that are 100% vested and were transferred to this Plan from the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan on or about July 1, 1995 and fund earnings or losses credited or charged to each Participant on these amounts in accordance with the terms of the Plan.

                          Subaccount #2 holds all of the Employer
               Matching Account balances that were less than 100% vested and were transferred to this Plan from the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan on or about July 1, 1995 and fund earnings or losses credited or charged to each Participant on these amounts in accordance with the terms of the Plan.

                          Subaccount #3 holds all of the Employer
               Incentive Profit Sharing Account balances that were less than 100% vested and were transferred to this Plan from the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan on or about July 1, 1995 and fund earnings or losses credited or charged to each Participant on these amounts in accordance with the terms of the Plan.

                Subaccounts  #2  and #3 within  the  Merged  Plan
          Account shall be subject to the vesting schedules applicable to these Accounts under the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan for any Participants who terminate employment with the Employer prior to May 19, 1995. For any Participant who is credited with at least one Hour of Service on or after May 19, 1995, his Employer Matching Account balance and his Employer Incentive Profit Sharing Account balance will be made 100% vested and will be placed in the Merged Plan Account - Subaccount #1. Separate records shall be kept as to all transactions affecting the Merged Plan Account. However, for investment purposes, Merged Plan Accounts shall not be segregated and held and invested separately but rather shall be held by the Trustee and commingled with the other funds of the Plan.

                Allocations  of Employer contributions  shall  be
          made without regard to the Merged Plan Accounts. The realized and unrealized gains or losses of the Merged Plan Accounts shall be allocated among the Participants who have Merged Plan Accounts in the same manner as Employer and Employee contributions, as provided in Articles IV and V of the Plan.


      IN WITNESS WHEREOF, CCB Financial Corporation has caused this Agreement to be executed this 16th day of June, 1997.

                                   CCB FINANCIAL CORPORATION

                                   By:  /s/ ERNEST C. ROESSLER
                                        President
ATTEST:


/s/ CHRISTIE L. POWELL
     Asst. Secretary